Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact: Paul G. Van Wagenen

(713) 297-5000

POGO ANNOUNCES SECOND QUARTER 2007 RESULTS

QUARTERLY DIVIDEND DECLARED

HOUSTON, TX, July 24, 2007 — In the second quarter of 2007, Pogo Producing Company (NYSE: PPP) (“Pogo”) reported a net loss of $44.8 million, or $(0.78) per share, on revenues of $222.9 million, compared to second quarter 2006 net income of $361.9 million, or $6.31 per share, on revenues of $237.5 million. For the first half of 2007, Pogo’s net loss was $66.0 million, or $(1.14) per share, on revenues of $434.5 million, compared to first half 2006 net income of $429.4 million, or $7.48 per share, on revenues of $481.2 million.  In the second quarter of 2007, Pogo reported net income from continuing operations (excludes results from Northrock Resources) of $96.9 million, or $1.68 per share.

Discretionary cash flow in the second quarter and the first half of 2007 was $84.7 million and $248.2 million, respectively, compared to discretionary cash flow of $76.8 in the second quarter and $269.0 million in the first half of 2006. Net cash provided by operating activities during the second quarter and the first half of 2007 was $165.1 million and $413.0 million, respectively, compared to $97.8 million and $338.2 million for the same time periods in 2006.

The results include the impact of the following items:

•                  Net gain of $127.2 million ($80.8 million after tax) on Pogo’s domestic property divestitures; and

•                  Impairment of Pogo’s investment in its Canadian subsidiary of $161.5 million related to the previously announced signing of the purchase and sale agreement for Northrock Resources.

Pogo’s Chairman and Chief Executive Officer, Paul G. Van Wagenen said, “We are pleased with the successful completion of our strategic alternatives process, which culminated in last week’s announcement of Pogo’s sale to Plains Exploration & Production Company (“PXP”). Earlier this year, we articulated a plan to enhance stockholder value through the strategic divestitures of certain assets and the possible sale of the Company.  During the quarter, Pogo announced the sale of our Northrock subsidiary and closed the sale of the Gulf of Mexico and certain non-core Texas panhandle assets. Including the PXP transaction, we have clearly delivered on our promise to enhance stockholder value.”

PRODUCTION AND PRICES

Natural gas production from continuing operations averaged 199.1 million cubic feet per day (mmcf/d) in the second quarter and 202.6 mmcf/d in the first half of 2007, compared to 192.4 mmcf/d and 200.0 mmcf/d during the same time periods of 2006. Natural gas prices rose to $6.43 per thousand cubic feet (mcf) up from $5.90/mcf in the same quarter last year.

Total liquids production, including crude oil, condensate and plant products during the second quarter and the first half of 2007 averaged 19,720 barrels per day (bpd) and 19,871 bpd, respectively, compared to Pogo’s average volumes of 22,744 bpd and 23,500 bpd produced during the same time periods last year. Crude oil and condensate prices fell to $61.90 per barrel, down 12% from $70.36 per barrel during the second quarter of 2006.

PROPOSED MERGER

As announced on July 17, 2007, Pogo entered into a definitive merger agreement to be acquired by Plains Exploration & Production Company (NYSE: PXP) in a stock and cash transaction. Under the terms of the agreement, Pogo stockholders will receive (on an aggregate basis) 0.68201 shares of PXP common stock and $24.88 of cash for each share of Pogo common stock, which represents total consideration of approximately $60 per Pogo share, based on PXP’s closing share price on July 16, 2007.  Pogo stockholders will have the right to elect to receive cash or stock, subject to proration if either the cash or stock election is oversubscribed. The transaction, which is subject to stockholder approval from both companies, closing of the Northrock disposition, and other customary conditions, is expected to close in the fourth quarter of 2007.  Third Point LLC and Paul G. Van Wagenen, Chairman, President and Chief Executive Officer of Pogo have agreed to vote their Pogo shares in favor of the proposed transaction.

QUARTERLY DIVIDEND DECLARED

The Board of Directors has declared a cash dividend of $0.075 (seven and one-half cents) per share of common stock, to be paid on August 24, 2007 to shareholders of record on August 10, 2007.

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2007	2006	2007	2006
	Unaudited
Natural gas
Price per Mcf	$6.43	$5.90	$6.44	$6.53
Production (sales),
Mcf per day	199,122	192,410	202,564	200,009
Crude oil and condensate
Price per barrel	$61.90	$70.36	$58.37	$62.39
Production, barrels per day	15,352	18,595	15,518	18,933
Total liquids
Production, barrels per day	19,720	22,744	19,871	23,500

A summary of unaudited results follows, stated
in thousands, except per share amounts

Revenues:
Oil and gas	$220,071	$237,019	$430,922	$479,979
Other	2,840	446	3,548	1,223
	$222,911	$237,465	$434,470	$481,202

Income from continuing operations	$96,903	$336,577	$62,279	$382,421
Income (loss) from discontinued operations, net of tax	$(141,716)	$25,306	$(128,287)	$46,933
Net income (loss)	$(44,813)	$361,883	$(66,008)	$429,354

Earnings per share:
Basic-
Income from continuing operations	$1.68	$5.87	$1.08	$6.67
Income (loss) from discontinued operations, net of tax	$(2.46)	$0.44	$(2.22)	$0.81
Net Income (loss)	$(0.78)	$6.31	$(1.14)	$7.48
Diluted-
Income from continuing operations	$1.65	$5.81	$1.06	$6.60
Income (loss) from discontinued operations, net of tax	$(2.42)	$0.44	$(2.19)	$0.81
Net Income (loss)	$(0.77)	$6.25	$(1.13)	$7.41

Discretionary cash flow is presented because of its wide acceptance as a financial indicator of a company’s ability to internally fund exploration and development activities and to service or incur debt. This measure is widely used by investors and professional research analysts in the valuation, comparison, rating and investment recommendations of companies within the oil and gas exploration and production industry. Management also views the non-GAAP measure of discretionary cash flow as a useful tool for comparisons of the Company’s financial indicators with those of peer companies that follow the full cost method of accounting. Discretionary cash flow is a financial measure that is not calculated in accordance with generally accepted accounting principles (“GAAP”) and should not be considered as an alternative to net cash provided by operating activities, as defined by GAAP, or as a measure of financial performance or liquidity under GAAP. The Company defines discretionary cash flow as net cash provided by operating activities before changes in operating assets and liabilities and exploration expenses. Other companies may define discretionary cash flow differently. A reconciliation to net cash provided by operating activities is as follows:

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2007	2006	2007	2006
	Unaudited
Net cash provided by operating activities from continuing operations	$91,240	$13,263	$260,229	$189,164
Net cash provided by operating activities from discontinued operations	73,909	84,513	152,774	149,027
Net cash provided by operating activities	165,149	97,776	413,003	338,191
Remove changes in operating assets and liabilities(a)	(88,372)	(26,281)	(182,230)	(77,121)
Add back exploration expenses (a)	7,879	5,272	17,457	7,958
Discretionary cash flow	$84,656	$76,767	$248,230	$269,028
Net cash used in investing activities (a)	$304,457	$(516,169)	$64,772	$(714,300)
Net cash provided by (used in) financing activities (a)	$(468,955)	$420,994	$(482,315)	$344,453

(a)             Includes activities from both continuing and discontinued operations.

Earnings stated without the effect of certain items is a non-GAAP financial measure. Earnings without the effects of these items are presented because they affect the comparability of operating results from period to period. In addition, management believes earnings without the effects of these items are more comparable to earnings estimates provided by securities analysts.

	Three Months Ended	Six Months Ended
	June 30, 2007	June 30, 2007
	Unaudited
Reconciliation of earnings stated without the effects of certain items to net income is shown below:

Income from continuing operations	$96,903	$62,279
Income from discontinued operations, net of tax	(141,716)	(128,287)
Net income	$(44,813)	$(66,008)

After-tax gain on
Property sales	(80,754)	(82,221)
Earnings stated without the effect of Property Sales	$(125,567)	$(148,229)

Impairment on investment in Northrock(1)	161,500	161,500
Earnings stated without the effect of the above items	$35,933	$13,271
Diluted Shares Outstanding	58,577	58,501

(1)             Item related to the previously announced sale of Pogo’s Northrock subsidiary.

Pogo Producing Company explores for, develops and produces oil and natural gas. Headquartered in Houston, Pogo owns approximately 4,700,000 gross leasehold acres in major oil and gas provinces in North America, 6,354,000 acres in New Zealand and 1,480,000 acres in Vietnam. Pogo common stock is listed on the New York Stock Exchange under the symbol “PPP.”

This release includes statements of current expectations that constitute forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially, including the possibility that the anticipated benefits cannot be fully realized. Pogo discusses risks and uncertainties associated with its business in reports it files with the Securities and Exchange Commission and disclaims any responsibility to update these forward- looking statements.

*   *   *

ADDITIONAL INFORMATION

PXP AND POGO WILL FILE A JOINT PROXY STATEMENT/PROSPECTUS AND OTHER DOCUMENTS WITH THE SECURITIES AND EXCHANGE COMMISSION. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ CAREFULLY THE DEFINITIVE JOINT PROXY STATEMENT/PROSPECTUS WHEN IT BECOMES AVAILABLE BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION REGARDING PXP, POGO AND THE MERGER. A DEFINITIVE JOINT PROXY STATEMENT/PROSPECTUS WILL BE SENT TO SECURITY HOLDERS OF PXP SEEKING THEIR APPROVAL OF THE ISSUANCE OF SHARES OF PXP STOCK TO BE USED AS MERGER CONSIDERATION AND THE POGO’S STOCKHOLDERS SEEKING THEIR APPROVAL OF THE MERGER. INVESTORS AND SECURITY HOLDERS MAY OBTAIN A FREE COPY OF THE DEFINITIVE JOINT PROXY STATEMENT/PROSPECTUS (WHEN AVAILABLE) AND OTHER DOCUMENTS FILED BY PXP AND THE COMPANY WITH THE SEC AT THE SEC’S WEBSITE AT WWW.SEC.GOV.

The definitive joint proxy statement/prospectus and such other documents (relating to PXP) may also be obtained for free from PXP by directing a request to Plains Exploration & Production Company, 700 Milam, Suite 3100, Houston, Texas 77002, Attention:  Joanna Pankey; Telephone:  (713) 579-6000, E-mail:  JPankey@pxp.com.

The definitive joint proxy statement/prospectus and such other documents (relating to Pogo) may also be obtained for free from Pogo by directing a request to Pogo Producing Company, 5 Greenway Plaza, Suite 2700, Houston, TX 77046, Attention:  Clay Jeansonne; Telephone:  (713) 297-5000, E-mail:  Jeansonc@pogoproducing.com.

PXP, its directors, executive officers and certain members of management and employees may be considered “participants in the solicitation” of proxies from PXP’s stockholders in connection with the acquisition. Information regarding such persons and a description of their interest in the acquisition will be contained in the joint proxy statement/prospectus when it is filed.  Information concerning beneficial ownership of PXP stock by its directors and certain executive officers is included in its proxy statement dated March 29, 2007 and subsequent statements of changes in beneficial ownership on file with the SEC.

Pogo, its directors, executive officers and certain members of management and employees may be considered “participants in the solicitation” of proxies from the Pogo’s stockholders in connection with the acquisition. Information regarding such persons and a description of their interest in the acquisition will be contained in the joint proxy statement/prospectus when it is filed.  Information concerning beneficial ownership of Pogo common stock by its directors and certain executive officers is included in its proxy statement dated April 20, 2007 and subsequent statements of changes in beneficial ownership on file with the SEC.